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                                                                   Exhibit 23.01

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
of Valero Energy Corporation and subsidiaries

We consent to the incorporation by reference in the registration statements, as amended, on Form S-3 (Registration Nos. 333-106949 and 333-116668) and Form S-8 (Registration Nos. 333-31709, 333-31721, 333-31723, 333-31727, 333-81844,
333-81858, 333-106620, and 333-118731) of Valero Energy Corporation and
subsidiaries, of our reports dated March 11, 2005, with respect to the consolidated balance sheet of Valero Energy Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of income, stockholders' equity, cash flows, and comprehensive income for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Valero Energy Corporation and subsidiaries.

/s/ KPMG LLP

San Antonio, Texas
March 11, 2005